UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

THE READER'S DIGEST ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10434 (Commission File Number)	13-1726769 (I.R.S. Employer Identification Number)
Pleasantville, New York (Address of principal executive offices)	10570-7000 (Zip Code)

Registrant's telephone number, including area code:
(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 pages.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement

On September 28, 2006, The Reader’s Digest Association, Inc. (the “Company”) entered into the Second Amendment and Consent, dated as of September 28, 2006 (the “Second Amendment”), to the Five-Year Revolving Credit Agreement dated as of April 14, 2005 (as amended) among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, The Royal Bank of Scotland plc, as Syndication Agent, and Commerzbank AG, New York Branch, HSBC Bank, USA, National Association and Wachovia Bank, National Association, as Co-Documentation Agents (the “Five-Year Revolving Credit Agreement”).

The material amendments of the Five-Year Revolving Credit Agreement contained in the Second Amendment are the following (capitalized terms used in the Second Amendment but not otherwise defined therein have the meanings assigned to them in the Five-Year Revolving Credit Agreement):

1. The pricing table in the definition of “Applicable Rate” in Section 1.01 of the Five-Year Revolving Credit Agreement is amended and restated in its entirety to read as follows:

Pricing Table

Consolidated Leverage Ratio	Eurodollar Spread	ABR Spread	Commitment Fees
Level 1 [≥4.0]	2.25%	1.25%	0.500%
Level 2 ≥3.5 and <4.0	2.00%	1.00%	0.500%
Level 3 ≥3.25 and <3.5	1.75%	0.75%	0.500%
Level 4 ≥3.0 and <3.25	1.50%	0.50%	0.375%
Level 5 ≥2.5 and <3.0	1.25%	0.25%	0.250%
Level 6 ≥2.0 and <2.5	1.00%	0.00%	0.200%
Level 7 ≥1.5 and <2.0	0.75%	0.00%	0.175%
Level 8 <1.5	0.50%	0.00%	0.150%

2. Section 6.09 of the Revolving Credit Agreement is amended and restated in its entirety to read as follows:

“SECTION 6.09. Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio (a) as of September 30, 2006, to be greater than 4.75 to 1.00; (b) as of December 31, 2006, to be greater than 4.25 to 1.00; (c) as of March 31, 2007, to be greater than 4.00 to 1.00; and (d) as of the last day of any fiscal quarter ending after March 31, 2007, to be greater than 3.50 to 1.00.”

3. The following is deemed to be a covenant set forth in Article VI of the Five-Year Revolving Credit Agreement:

From the effective date of the Second Amendment to and including June 30, 2007, the Company and its Subsidiaries shall not make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company; provided, however, that the foregoing shall not restrict the ability of the Company to make any such payments in an aggregate amount not exceeding $5,000,000 pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company; provided, further, however, that the foregoing shall not restrict the ability of the Company to make any such payments in an aggregate amount not exceeding $30,000,000 if, as of the last day of the then most recently ended fiscal quarter, the Consolidated Leverage Ratio of the Company, as set forth in the certificate related to such fiscal quarter delivered by the Company pursuant to Section 5.01(c) of the Revolving Credit Agreement, is less than or equal to 3.50 to 1.00; provided, further, however, that if the Company makes any such payment pursuant to the immediately preceding proviso on or prior to March 31, 2007, upon the making of such payment, Section 6.09 of the Revolving Credit Agreement shall be amended and restated in its entirety to read as follows:

“SECTION 6.09. Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio (a) as of September 30, 2006, to be greater than 4.75 to 1.00; (b) as of December 31, 2006, to be greater than 4.25 to 1.00; and (c) as of the last day of any fiscal quarter ending after December 31, 2006, to be greater than 3.50 to 1.00.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.
(Registrant)

Date: October 4, 2006	/s/ Michael S. Geltzeiler
Michael S. Geltzeiler
Senior Vice President and Chief Financial Officer